Exhibit 99.1

             NEWMONT MINING CORPORATION SECOND QUARTER 2005 RESULTS

           SECOND QUARTER NET INCOME OF $50 MILLION ($0.11 PER SHARE)

    DENVER, July 27 /PRNewswire-FirstCall/ -- Newmont Mining Corporation (NYSE:
NEM) today announced second quarter net income of $50 million ($0.11 per share) compared with net income of $37 million ($0.08 per share) for the second quarter of 2004. Second quarter net income was impacted by a $30 million ($0.07 per share) impairment charge related to the sale of the Golden Grove zinc/copper operation in Australia. Income from continuing operations for the second quarter was $84 million ($0.19 per share). Second quarter highlights included:

     * Consolidated gold sales of 2.0 million ounces at costs applicable to sales of $244 per ounce;
     * Net cash provided from operations of $136 million after a net working capital increase of $139 million and the physical delivery of gold to reduce debt by $48 million; and
     * Cash and cash equivalents, marketable securities and investments of $2.4 billion.

    Wayne W. Murdy, Chairman and Chief Executive Officer, said, "As expected, our operating performance was consistent with our plan during the second quarter. We continue to expect stronger operating performance in the second half as we access higher grade ore, increase processing rates at Batu Hijau and Yanacocha and begin production at the Leeville mine in Nevada. Our development projects are proceeding according to plan and we continue to see encouraging exploration results, most notably in Ghana."

Financial (in millions,
except per share)                      Q2 2005     Q2 2004     YTD 2005    YTD 2004
-----------------------------------   ---------   ---------   ---------   ---------
  Revenues                            $   1,006   $     982   $   1,959   $   2,088
  Net cash from operations            $     136   $     280   $     324   $     633
  Income from continuing
   operations (1)                     $      84   $      41   $     166   $     171
  Income from continuing
   operations per common
   share (1)                          $    0.19   $    0.09   $    0.37   $    0.39
  Net income                          $      50   $      37   $     134   $     124
  Net income per common
   share                              $    0.11   $    0.08   $    0.30   $    0.28

Operating
  Consolidated gold sales
   (000 ounces) (2)                       2,009       2,053       4,003       4,336
  Equity gold sales
   (000 ounces)                           1,537       1,638       3,088       3,451
  Average realized gold
   price ($/ounce)                    $     421   $     395   $     423   $     404
  Costs applicable to
   sales ($/ounce) (2)                $     244   $     225   $     241   $     222

(1) Continuing operations exclude the Golden Grove zinc/copper mine. Newmont sold Golden Grove in July 2005.
(2) In the first quarter of 2005, Newmont began reporting consolidated sales and consolidated costs applicable to sales per ounce of gold and per pound of copper in accordance with U.S. GAAP. Costs applicable to sales exclude depreciation, depletion and amortization, which are shown separately.

    FINANCIAL & OPERATING REVIEW
    Second quarter 2005 net income was $50 million ($0.11 per share), compared with $37 million ($0.08 per share) for the second quarter of 2004. Net income for the second quarter was impacted by the following items:

     * a $29.6 million ($0.07 per share) impairment at Golden Grove in Australia;
     * a $6.6 million ($0.01 per share) benefit related to Australian tax consolidation; and
     * an $8.0 million ($0.02 per share) expense for litigation and related costs at Minahasa in Indonesia.

    These items had the net effect of reducing net income for the second quarter by $31 million ($0.07 per share). Net income for the second quarter of 2004 was impacted by $48 million ($0.11 per share) in non-cash, after-tax impairment charges related to the Ovacik mine in Turkey and the Company's investment in Kinross.

    For the second quarter of 2005, the Company sold 2,008,800 ounces of gold on a consolidated basis at an average realized price of $421 per ounce. For the second quarter of 2004, the Company's consolidated gold sales were 2,053,100 ounces at an average realized price of $395 per ounce.

    The Company generated net cash from operations of $136 million in the second quarter of 2005, compared with $280 million in the year ago quarter. A working capital increase of $139 million and the physical delivery of gold valued at $48 million to repay debt were primarily responsible for the lower reported cash from operations. The working capital increase was primarily attributable to the timing of concentrate shipments at Batu Hijau, a company-wide increase in materials and supply inventory, an increase in leach pad inventory at Yanacocha and a reduction in accounts payable and other accrued liabilities.

OPERATING HIGHLIGHTS -- NORTH AMERICA

North America                          Q2 2005     Q2 2004     YTD 2005    YTD 2004
-----------------------------------   ---------   ---------   ---------   ---------
Consolidated gold
 sales (000 ounces)                         687         659       1,352       1,401
Equity gold sales (000 ounces)              650         634       1,284       1,340
Consolidated costs applicable
 to sales ($/ounce)                   $     311   $     278   $     312   $     283

    In Nevada, gold ounces sold increased 4% in the second quarter of 2005 from the second quarter of 2004, primarily due to a 14% increase in mill throughput and a 10% increase in heap leach ore grade, partially offset by an 8% decrease in mill ore grade. Costs applicable to sales per ounce increased 14% in the second quarter of 2005 from the second quarter of 2004, primarily due to increased diesel and other input commodity prices, as well as higher underground contract service costs.

    At Golden Giant in Canada, gold ounces sold in the second quarter of 2005 were comparable to 2004 as lower ore grade was offset by higher recovery. Costs applicable to sales per ounce increased 4% in the second quarter of 2005 from the second quarter of 2004, primarily due to appreciation of the Canadian dollar against the U.S. dollar.

    At Holloway in Canada, gold ounces sold increased 18% in the second quarter of 2005 from the second quarter of 2004 due to a 13% increase in mill throughput and a 10% increase in ore grade. Costs applicable to sales per ounce decreased 3% in the second quarter of 2005 from the second quarter of 2004 as a result of the increase in production.

    At La Herradura in Mexico, gold ounces sold increased 19% in the second quarter of 2005 from the second quarter of 2004, primarily as a result of increased inventory processing. Costs applicable to sales per ounce decreased 15% in the second quarter of 2005 from the second quarter of 2004 resulting primarily from the increased gold production.

OPERATING HIGHLIGHTS -- SOUTH AMERICA

South America                          Q2 2005     Q2 2004     YTD 2005    YTD 2004
-----------------------------------   ---------   ---------   ---------   ---------
Consolidated gold sales
 (000 ounces)                               730         625       1,510       1,432
Equity gold sales (000 ounces)              378         323         781         741
Consolidated costs applicable
 to sales ($/ounce)                   $     157   $     161   $     150   $     150

    At Yanacocha in Peru, gold ounces sold increased 17% in the second quarter of 2005 from the second quarter of 2004 primarily due to an 18% increase in the grade of ore placed on leach pads as well as sales from inventory. Costs applicable to sales per ounce remained constant as increased input commodity prices, including diesel, were offset by the increase in production and by-product silver credits.

    At Kori Kollo in Bolivia, consolidated gold sales were 8,000 ounces at costs applicable to sales of $276 per ounce, as material from the Kori Kollo pit is being placed on the existing leach pad. Ore from the Kori Chaca pit will be processed on a new leach pad and processed for sale in the third quarter of 2005.

OPERATING HIGHLIGHTS -- AUSTRALIA/NEW ZEALAND

Australia/New Zealand                  Q2 2005     Q2 2004     YTD 2005    YTD 2004
-----------------------------------   ---------   ---------   ---------   ---------
Consolidated sales
 (000 ounces)                               387         408         827         952
Equity gold sales (000 ounces)              387         408         827         952
Consolidated costs applicable to
 sales ($/ounce)                      $     332   $     300   $     316   $     276

    At Pajingo in Australia, gold ounces sold decreased 12% in the second quarter of 2005 from the second quarter of 2004, primarily due to a 20% decrease in ore milled, as mine production was lower and low grade stockpiles that supplemented production in 2004 were exhausted. Costs applicable to sales per ounce increased 12%, primarily due to lower production.

    At Yandal in Australia, gold ounces sold increased 9% in the second quarter of 2005 from the second quarter of 2004, primarily due to a 20% increase in mill ore grade, partially offset by a 5% decrease in tons milled. Costs applicable to sales per ounce increased 15% in the second quarter of 2005 from the second quarter of 2004, primarily due to higher underground contract service costs, as well as increased steel and diesel costs.

    At Tanami in Australia, gold ounces sold decreased 20% in the second quarter of 2005 from the second quarter of 2004, primarily due to a 21% decline in ore grade from mining lower grade zones from the Callie underground deposit and processing lower grade stockpiles at Groundrush. Costs applicable to sales per ounce increased 24% in the second quarter of 2005 from the second quarter of 2004, primarily due to lower gold production.

    At Kalgoorlie in Australia, gold ounces sold decreased 5% in the second quarter of 2005 from the second quarter of 2004 due to a build of in-process inventory. Costs applicable to sales per ounce increased 6% in the second quarter of 2005 from the second quarter of 2004, primarily due to increased diesel, reagent and power costs.

    At Martha in New Zealand, gold ounces sold increased 54% in the second quarter of 2005 from the second quarter of 2004, primarily due to a 55% increase in ore grade due to mine sequencing. Costs applicable to sales per ounce decreased 28% in the second quarter of 2005 from the second quarter of 2004, primarily due to increased production that was partially offset by higher processing costs from milling harder ore.

OPERATING HIGHLIGHTS -- INDONESIA

Batu Hijau                             Q2 2005     Q2 2004     YTD 2005    YTD 2004
-----------------------------------   ---------   ---------   ---------   ---------
Consolidated copper sales
 (million pounds)                           154         190         254         321
Equity copper sales
(million pounds)                             81         107         134         181
Consolidated costs applicable
 to sales ($/pound copper)            $    0.45   $    0.38   $    0.55   $    0.43
Consolidated gold sales
 (000 ounces)                               175         198         250         298
Equity gold sales (000 ounces)               93         111         132         168
Consolidated costs applicable
 to sales ($/ounce gold)              $     149   $     126   $     167   $     127

    At Batu Hijau in Indonesia, copper and gold sales decreased 19% and 11%, respectively, in the second quarter of 2005 from the second quarter of 2004. Access to ore in the lower portion of the pit was temporarily restricted as a result of several small pit wall slides in 2005. As a result, the mine plan and pit design were revised, resulting in the processing of harder ores and stockpiles. Costs applicable to sales per pound of copper and per ounce of gold each increased 18% during the second quarter of 2005 from the second quarter of 2004, due primarily to lower production and increased maintenance, consumable and labor costs.

OPERATING HIGHLIGHTS -- CENTRAL ASIA

Central Asia                           Q2 2005     Q2 2004     YTD 2005    YTD 2004
-----------------------------------   ---------   ---------   ---------   ---------
Consolidated gold sales
 (000 ounces)                                30         138          64         200
Equity gold sales (000 ounces)               30         138          64         200
Consolidated costs applicable
 to sales ($/ounce)                   $     235   $     170   $     216   $     169

    At Zarafshan in Uzbekistan, gold ounces sold decreased 57% in the second quarter of 2005 from the second quarter of 2004, due to a 29% decrease in ore grade as well as slower recovery from leach pads. Costs applicable to sales per ounce increased 61% in the second quarter of 2005 from the second quarter of 2004, primarily as a result of the decrease in production.

    The Ovacik mine in Turkey was sold to a subsidiary of Koza Davetiye, a Turkish company in March 2005. Operations were suspended in August 2004.

    MERCHANT BANKING
    Newmont Capital manages the Company's royalty and marketable securities portfolios as well as provides in-house support for asset transactions. For the second quarter of 2005, royalty and dividend income was $21 million, up approximately 40% from the year ago quarter. At the end of the second quarter of 2005, the market value of the marketable equity securities portfolio was $633 million, an increase of $126 million from year-end 2004.

    During the second quarter of 2005, Newmont Capital executed an agreement with Oxiana Limited for the sale of the non-core Golden Grove zinc/copper operation in Australia. The transaction closed on July 26, 2005, with total consideration of approximately $205 million, including approximately $144 million in cash and 81.5 million shares of Oxiana Limited.

    CASH, MARKETABLE SECURITIES AND DEBT
    At the end of the second quarter, cash, short-term marketable securities and investments totaled $2.4 billion. Outstanding debt totaled $2.1 billion. Of the outstanding debt, $657 million was Batu Hijau project finance debt that is non-recourse to the Company.

    CAPITAL PROJECT DEVELOPMENT UPDATE
    The Leeville underground project in Nevada remains on schedule for initial gold production in the fourth quarter of 2005. The production shaft is 94% complete, to a depth of 1,710 feet. Hoisting from the completed ventilation shaft began in late June. Overall, construction is 73% complete.

    At the Phoenix project in Nevada, engineering is 100% complete and construction is 50% complete. Concrete placement is 76% complete. Initial gold production is expected by early 2006.

    Construction of a proposed 200 megawatt power plant in Nevada is awaiting final completion of the air permitting process; all other required permits have been approved and issued by the appropriate agencies.

    At the Ahafo project in Ghana, engineering and procurement are essentially complete. In the field, camp and general infrastructure construction is progressing, as are concrete works for the process plant. Major works on the process plant are on course with construction 47% complete. The first mining equipment has arrived on site and the initial truck and excavator fleets are due on site in the third quarter. The project is on schedule to deliver first gold production by the second half of 2006.

    At the Akyem Project in Ghana, a feasibility study update was completed in February 2005. An environmental impact statement was submitted to the Ghana Environmental Protection Agency in early May and a public hearing on the project occurred in late June.

    At Boddington in Australia, work continues on the feasibility study update with a development decision expected in 2006.

    EXPLORATION, ADVANCED PROJECTS, RESEARCH & DEVELOPMENT
    Exploration expenditures were $39 million in the second quarter of 2005, compared with $29 million in the year ago quarter. Advanced projects, research and development expenditures were $14 million in the second quarter of 2005 compared with $18 million in the second quarter of 2004.

    Drilling programs in Nevada are yielding positive results at Gold Quarry and Phoenix. These drilling programs will continue through 2005 for potential reserve and non-reserve mineralization additions.

    At the Ahafo project in Ghana, exploration programs advanced the geologic understanding of the deposits in the north and south areas. New targets and extensions of known mineralization are being drilled with encouraging early results.

    At the Minas Conga district in Peru, infill drilling at the Perol and Chailhuagon deposits is progressing on schedule to convert non-reserve mineralization to reserves by year-end. Early results generally confirm the current block model estimate. Exploration drilling at the Amaro prospect is encouraging and will be followed up with an infill drilling program to assess the non-reserve mineralization potential by year-end.

    2005 GUIDANCE
    The Company expects consolidated gold sales of 8.4 -- 8.5 million ounces (6.5 -- 6.6 million equity ounces) at consolidated costs applicable to sales of $230 -- $240 per ounce in 2005. The Company expects consolidated copper sales of approximately 635 million pounds (approximately 350 million equity pounds) at consolidated costs applicable to sales of $0.53 per pound. The slightly lower gold sales outlook is primarily attributable to the sale of the non-core Golden Grove operation, an estimated 2% -- 3% decline in Nevada gold sales and lower expected copper and gold sales at Batu Hijau resulting from geotechnical pit and mine plan redesign. Gold sales are expected to be weighted to the second half of the year as new stripping capacity is put into service, higher grades are accessed, and Leeville begins production.

    For 2005, exploration expenditures are expected in the range of $145 -- $155 million, while advanced projects, research and development expenditures are estimated in the range of $60 -- $70 million. Exploration expenditures will remain focused on Ghana, Peru and Nevada.

    Consolidated capital expenditures are expected to be $1.1 -- $1.2 billion. For site by site details, please refer to the supplemental capital expenditures, depreciation, depletion and amortization and exploration worksheet provided with the news release on the Newmont web site (www.newmont.com), under Investor Information/News Releases.

STATEMENTS OF CONSOLIDATED INCOME

                                        Three Months Ended      Six Months Ended
                                             June 30,                June 30,
                                      ---------------------   ---------------------
                                         2005        2004        2005        2004
                                      ---------   ---------   ---------   ---------
                                        (unaudited, in millions except per share)
Revenues
  Sales -- gold, net                  $     842   $     807   $   1,686   $   1,747
  Sales -- base metals, net                 164         175         273         341
                                          1,006         982       1,959       2,088
Costs and expenses
  Costs applicable to sales
   (exclusive of depreciation,
   depletion and amortization
   shown separately below)
     Gold                                   489         463         966         964
     Base metals                             70          72         141         136
  Depreciation, depletion
   and amortization                         158         165         322         342
  Exploration                                39          29          66          48
  Advanced projects, research
   and development                           14          18          32          34
  General and administrative                 32          31          63          58
  Write down of long-lived
   assets                                    --          16           2          16
  Other                                      16           9          38          14
                                            818         803       1,630       1,612
Other income (expense)
  Other income (expense), net                43         (19)        111           4
  Interest expense, net                     (31)        (25)        (52)        (50)
                                             12         (44)         59         (46)
Income from continuing
 operations before income
 tax expense, minority
 interest and equity income
 (loss) of affiliates                       200         135         388         430
Income tax expense                          (41)        (32)        (92)       (120)
Minority interest in income
 of subsidiaries                            (74)        (61)       (133)       (140)
Equity income (loss) of
 affiliates                                  (1)         (1)          3           1
Income from continuing
 operations                                  84          41         166         171
Loss from discontinued
 operations                                 (34)         (4)        (32)         --
Cumulative effect of a change
 in accounting principle                     --          --          --         (47)
Net income                            $      50   $      37   $     134   $     124

Income per common share
  Basic and diluted:
     Income from continuing
      operations                      $    0.19   $    0.09   $    0.37   $    0.39
     Loss from discontinued
      operations                          (0.08)      (0.01)      (0.07)         --
     Cumulative effect of a
      change in accounting
      principle                              --          --          --       (0.11)
     Net income                       $    0.11   $    0.08   $    0.30   $    0.28

Cash dividends declared
 per common share                     $    0.10   $   0.075   $    0.20   $   0.125

CONSOLIDATED BALANCE SHEETS

                                                At June 30,   At December 31,
                                                    2005           2004
                                                -----------   ---------------
                                                   (unaudited, in millions)
                    ASSETS
Cash and cash equivalents                       $       741   $           781
Marketable securities and other
 short-term investments                               1,098               943
Trade receivables                                       124                77
Accounts receivable                                     169               130
Inventories                                             282               249
Stockpiles and ore on leach pads                        267               230
Other current assets                                    257               288
  Current assets                                      2,938             2,698
Property, plant and mine development, net             5,344             5,165
Investments                                             539               386
Long-term stockpiles and ore on leach pads              524               525
Deferred income tax assets                              578               492
Other long-term assets                                  293               265
Goodwill                                              2,992             2,994
Assets of operations held for sale                      226               251
  Total assets                                  $    13,434   $        12,776

                 LIABILITIES
Current portion of long-term debt               $       287   $           286
Accounts payable                                        204               224
Employee-related benefits                               100               130
Other current liabilities and
 deferred revenue                                       469               446
  Current liabilities                                 1,060             1,086
Long-term debt, less current portion                  1,795             1,316
Reclamation and remediation liabilities                 425               421
Employee-related benefits                               257               245
Deferred income tax liabilities                         502               460
Other long-term liabilities and
 deferred revenue                                       471               489
Liabilities of operations held for sale                  34                46
  Total liabilities                                   4,544             4,063

Minority interest in subsidiaries                       839               775

            STOCKHOLDERS' EQUITY
Common stock                                            660               656
Additional paid-in capital                            6,541             6,524
Accumulated other comprehensive income                  195               147
Retained earnings                                       655               611
  Total stockholders' equity                          8,051             7,938
  Total liabilities and stockholders'
   equity                                       $    13,434   $        12,776

STATEMENT OF CONSOLIDATED CASH FLOWS

                                                            Three Months Ended
                                                                  June 30,
                                                        --------------------------
                                                            2005           2004
                                                        -----------    -----------
                                                         (unaudited, in millions)
Operating activities:
  Net income                                            $        50    $        37

  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
     Depreciation, depletion and amortization                   158            165
     Revenue from prepaid forward sales obligation              (48)            --
     Loss from discontinued operations                           34              5
     Accretion of accumulated reclamation
      obligations                                                 7              6
     Amortization (deferral) of stripping
      costs, net                                                (12)            (1)
     Deferred income taxes                                      (21)            (7)
     Minority interest expense                                   74             61
     Write-downs of inventories, stockpiles
      and ore on leach pads                                       3             19

     (Gain) loss on investments, net                             (1)            39
     (Gain) loss on sale of assets                               (3)             2
     Hedge (gain) loss, net                                      28              1
     Other operating adjustments                                  3              6
  (Increase) decrease in operating assets:
     Trade and accounts receivable                              (25)            46
     Inventories, stockpiles and ore on leach pads              (58)           (12)
     Other assets                                                --             11
  Increase (decrease) in operating liabilities:
     Accounts payable and other accrued liabilities             (48)           (97)
     Reclamation liabilities                                     (8)           (10)
Net cash provided from continuing operations                    133            271
Net cash provided from discontinued operations                    3              9
Net cash from operations                                        136            280
Investing activities:
   Additions to property, plant and mine
    development                                                (303)          (179)
   Additions to property, plant and mine
    development of discontinued operations                      (10)            (7)
   Investments in marketable debt and equity
    securities                                               (1,268)          (414)
   Proceeds from sale of marketable debt
    and equity securities                                     1,278            145

   Proceeds from sale of assets                                   8              2
Net cash used in investing activities                          (295)          (453)
Financing activities:
   Proceeds from debt, net                                        2             38
   Repayment of debt                                            (55)           (55)
   Dividends paid to common stockholders                        (45)           (33)
   Dividends paid to minority interests                         (55)           (37)
   Common stock issued for compensation plans                     2              7
   Change in restricted cash and other                           (5)            10
Net cash used in financing activities                          (156)           (70)
Effect of exchange rate changes on cash                          (2)            (6)
Net change in cash and cash equivalents                        (317)          (249)
Cash and cash equivalents at beginning of period              1,058            985
Cash and cash equivalents at end of period              $       741    $       736

Supplemental Information
   Non-cash extinguishment of infrastructure
    bonds                                               $        --    $       124
   Non-cash settlement of prepaid forward
    sales obligation                                    $        48    $        --
   Interest paid, net of amounts capitalized            $        29    $        31
   Income taxes paid                                    $        79    $       114

STATEMENT OF CONSOLIDATED CASH FLOWS

                                                         Six Months Ended
                                                             June 30,
                                                   ----------------------------
                                                       2005            2004
                                                   ------------    ------------
                                                     (unaudited, in millions)
Operating activities:
 Net income                                        $        134    $        124
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation, depletion and amortization                 322             342
   Revenue from prepaid forward sales obligation            (48)             --
   Loss from discontinued operations                         32              --
   Accretion of accumulated reclamation
    obligations                                              14              13
   Amortization of deferred stripping costs,
    net                                                     (46)            (16)
   Deferred income taxes                                    (28)             17
   Minority interest expense                                133             140
   Write-down of assets                                       8              24
   Loss (gain) on investments, net                           (6)             39
   Cumulative effect of change in
    accounting principle, net                                --              47
   Gain on asset sales, net                                 (35)             (7)
   Hedge (gain) loss, net                                    48              (2)
   Other operating adjustments                                3              12
 (Increase) decrease in operating assets:
   Trade and accounts receivable                            (44)            (18)
   Inventories, stockpiles and ore on
    leach pads                                              (71)             20
   Other assets                                               4              (5)
 Increase (decrease) in operating liabilities:
   Accounts payable and other accrued
    liabilities                                             (87)            (92)
   Reclamation liabilities                                  (14)            (17)
Net cash provided from continuing operations                319             621
Net cash provided from discontinued operations                5              12
Net cash from operations                                    324             633
Investing activities:
  Additions to property, plant and mine
   development                                             (535)           (336)
  Additions to property, plant and mine
   development of discontinued operations                   (21)            (17)
  Investments in marketable debt and
   equity securities                                     (2,042)         (1,070)
  Proceeds from sale of marketable debt
   and equity securities                                  1,824             422
  Cash recorded upon consolidation of
   Batu Hijau                                                --              82
  Proceeds from sale of assets                               60              12
Net cash used in investing activities                      (714)           (907)
Financing activities:
  Proceeds from debt, net                                   584              38
  Repayment of debt                                         (70)            (77)
  Dividends paid to common stockholders                     (89)            (55)
  Dividends paid to minority interests                      (71)            (66)
  Common stock issued for compensation plans                  6              26
  Change in restricted cash and other                        (7)             19
Net cash provided by (used in) financing
 activities                                                 353            (115)
Effect of exchange rate changes on cash                      (3)             (5)
Net change in cash and cash equivalents                     (40)           (394)
Cash and cash equivalents at beginning of
 period                                                     781           1,130
Cash and cash equivalents at end of period         $        741    $        736
Supplemental Information
  Non-cash extinguishment of infrastructure
   bonds                                           $         --    $        124
  Non-cash settlement of prepaid forward
   sales obligation                                $         48    $         --
  Interest paid, net of amounts capitalized        $         39    $         51
  Income taxes paid                                $        140    $        162

2005 GUIDANCE

                                                                   Consolidated
                                                                       Costs
                                                  Consolidated      Applicable
                                 Equity Sales         Sales          to Sales
Consolidated Gold and Copper       (000 oz)         (000 oz)           ($/oz)
------------------------------   -------------    -------------    -------------
North America Gold
Nevada                                   2,495            2,645    $         305
Golden Giant                               155              155    $         325
Holloway                                    90               90    $         405
La Herradura                                80               80    $         160
Sub-total                                2,820            2,970    $         305

                                   (000 oz)         (000 oz)           ($/oz)
                                 -------------    -------------    -------------
South America Gold
Yanacocha                                1,530            2,980    $         145
Kori Kollo                                  60               70    $         185
Sub-total                                1,590            3,050    $         146

                                   (000 oz)         (000 oz)           ($/oz)
                                 -------------    -------------    -------------
Australia(1)/New
 Zealand Gold
Kalgoorlie                                 430              430    $         330
Pajingo                                    195              195    $         290
Tanami                                     485              485    $         315
Jundee                                     325              325    $         345
Martha                                     155              155    $         170
Sub-total                                1,590            1,590    $         308

                                   (000 oz)         (000 oz)           ($/oz)
                                 -------------    -------------    -------------
Indonesia Gold
Batu Hijau                                 380              720    $         150

                                   (000 oz)         (000 oz)           ($/oz)
                                 -------------    -------------    -------------
Central Asia Gold
Zarafshan                                  140              140    $         230

TOTAL GOLD                         6,500-6,600      8,400-8,500    $    230-$240
Copper                            (million lbs)    (million lbs)           ($/lb)
Batu Hijau                                 325              610    $        0.50
Golden Grove                                25               25    $        1.33

Consolidated Financial Guidance
($ million, except tax rate)
----------------------------------------------
Royalty and dividend income                                        $      65-$70
Depreciation, depletion & amortization                             $    670-$700
Exploration                                                        $    145-$155
Advanced projects, research and development                        $      60-$70
General and administrative                                         $    115-$125
Interest expense, net                                              $    100-$110
Tax rate (assuming $425/oz gold)                                          28%-30%
Capital expenditures                                               $1,100-$1,200

Notes:
1. Consolidated costs applicable to sales are based on an A$1 = $0.76 exchange rate assumption.

COMPARISON OF EQUITY GOLD SALES OUNCES AND
CONSOLIDATED GOLD SALES OUNCES

                                                            Q2 2005                         Q2 2004
                                                  ----------------------------    ----------------------------
                                                     Equity       Consolidated       Equity       Consolidated
                                                     Sales            Sales          Sales            Sales
                                  Ownership        (000 ozs)        (000 oz)       (000 ozs)        (000 oz)
                                 ------------     ------------    ------------    ------------    ------------
North America
Nevada                                 100.00%           569.4           606.5           560.0           585.3
Golden Giant                           100.00%            39.9            39.9            39.4            39.4
Holloway                                84.65%            18.7            18.7            15.9            15.9
La Herradura                            44.00%            21.6            21.6            18.2            18.2
Sub-Total                                                649.6           686.7           633.5           658.8

South America
Yanacocha                               51.35%           370.9           722.3           317.7           618.7
Kori Kollo                              88.00%             6.9             7.8             5.6             6.4
Sub-Total                                                377.8           730.1           323.3           625.1

Australia/New Zealand
Pajingo                                100.00%            42.8            42.8            48.6            48.6
Yandal                                 100.00%            78.2            78.2            72.0            72.0
Tanami                                 100.00%           126.7           126.7           158.9           158.9
Kalgoorlie                              50.00%            93.1            93.1            98.5            98.5
Martha                                 100.00%            46.5            46.5            30.1            30.1
Sub-Total                                                387.3           387.3           408.1           408.1

Indonesia
Batu Hijau                              52.88%            92.5           174.9           111.2           197.6
Minahasa                                94.00%              --              --            23.6            25.1
Sub-Total                                                 92.5           174.9           134.8           222.7

Central Asia
Zarafshan                               50.00%            29.8            29.8            68.9            68.9
Ovacik                                 100.00%              --              --            69.5            69.5
Sub-Total                                                 29.8            29.8           138.4           138.4
Newmont                                                1,537.0         2,008.8         1,638.1         2,053.1

                                                            YTD 2005                        YTD 2004
                                                  ----------------------------    ----------------------------
                                                     Equity       Consolidated       Equity       Consolidated
                                                     Sales            Sales          Sales            Sales
                                  Ownership        (000 ozs)        (000 oz)       (000 ozs)        (000 oz)
                                 ------------     ------------    ------------    ------------    ------------
North America
Nevada                                 100.00%         1,126.9         1,195.1         1,177.5         1,237.9
Golden Giant                           100.00%            77.7            77.7            92.2            92.2
Holloway                                84.65%            38.8            38.8            35.1            35.1
La Herradura                            44.00%            40.5            40.5            35.5            35.5
Sub-Total                                              1,283.9         1,352.1         1,340.3         1,400.7

South America
Yanacocha                               51.35%           767.8         1,495.2           728.0         1,417.7
Kori Kollo                              88.00%            13.0            14.8            12.8            14.6
Sub-Total                                                780.8         1,510.0           740.8         1,432.3

Australia/
 New Zealand
Pajingo                                100.00%            86.7            86.7           123.8           123.8
Yandal                                 100.00%           166.1           166.1           213.1           213.1
Tanami                                 100.00%           273.6           273.6           342.0           342.0
Kalgoorlie                              50.00%           209.6           209.6           220.4           220.4
Martha                                 100.00%            90.6            90.6            52.7            52.7
Sub-Total                                                826.6           826.6           952.0           952.0

Indonesia
Batu Hijau                              52.88%           132.4           250.3           167.6           297.9
Minahasa                                94.00%              --              --            49.8            53.0
Sub-Total                                                132.4           250.3           217.4           350.9

Central Asia
Zarafshan                               50.00%            64.1            64.1           124.8           124.8
Ovacik                                 100.00%              --              --            75.4            75.4
Sub-Total                                                 64.1            64.1           200.2           200.2
Newmont                                                3,087.8         4,003.1         3,450.7         4,336.1

OPERATING STATISTICS SUMMARY

                                                                                                          Australia/
                                             North America                 South America                 New Zealand
                                      ---------------------------   ---------------------------   ---------------------------
Three months ended June 30,               2005           2004           2005           2004           2005           2004
-----------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Gold Summary
  Ounces sold (000)                          686.7          658.8          730.1          625.1          387.3          408.1
  Equity ounces sold (000)                   649.6          633.5          377.8          323.3          387.3          408.1

  Cost applicable to sales
   (in millions)                      $        214   $        183   $        114   $        101   $        128   $        122
  Cost applicable to sales
   per ounce                          $        311   $        278   $        157   $        161   $        332   $        300

  Depreciation and amortization
   (in millions)                      $         37   $         38   $         52   $         49   $         28   $         28
  Depreciation and amortization
   per ounce                          $         54   $         56   $         71   $         78   $         72   $         68

  Average realized price per
   ounce

(1)  Indonesia includes Batu Hijau in 2005 and Batu Hijau and Minahasa in 2004
(2) Central Asia/Europe includes Zarafshan (Uzbekistan) in 2005 and Zarafshan (Uzbekistan) and Ovacik (Turkey) in 2004

                                             Indonesia(1)                 Central Asia(2)                    Total
                                      ---------------------------   ---------------------------   ---------------------------
Three months ended June 30,               2005           2004           2005           2004           2005           2004
-----------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Gold Summary
  Ounces sold (000)                          174.9          222.7           29.8          138.4        2,008.8        2,053.1
  Equity ounces sold (000)                    92.5          134.8           29.8          138.4        1,537.0        1,638.1

  Cost applicable to
   sales (in millions)                $         26   $         33   $          7   $         24   $        489   $        463
  Cost applicable to
   sales per ounce                    $        149   $        146   $        235   $        170   $        244   $        225

  Depreciation and
   amortization
   (in millions)                      $          9   $          8   $          2   $         12   $        128   $        135
  Depreciation and
   amortization per
   ounce                              $         50   $         39   $         74   $         85   $         63   $         65

  Average realized price
   per ounce                                                                                      $        421   $        395

(1)  Indonesia includes Batu Hijau in 2005 and Batu Hijau and Minahasa in 2004
(2) Central Asia/Europe includes Zarafshan (Uzbekistan) in 2005 and Zarafshan (Uzbekistan) and Ovacik (Turkey) in 2004

                                                                                                          Australia/
                                             North America                 South America                 New Zealand
                                      ---------------------------   ---------------------------   ---------------------------
Six months ended June 30,                 2005           2004           2005           2004           2005           2004
-----------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Gold Summary
  Ounces sold (000)                        1,352.1        1,400.7        1,510.0        1,432.3          826.6          952.0
  Equity ounces sold (000)                 1,283.9        1,340.3          780.8          740.8          826.6          952.0

  Cost applicable to
   sales (in millions)                $        421   $        397   $        227   $        215   $        262   $        263
  Cost applicable to
   sales per ounce                    $        312   $        283   $        150   $        150   $        316   $        276

  Depreciation and
   amortization (in
   millions)                          $         74   $         79   $         99   $        104   $         58   $         66
  Depreciation and
   amortization per
   ounce                              $         55   $         56   $         65   $         72   $         71   $         69

  Average realized
   price per ounce

(1)  Indonesia includes Batu Hijau in 2005 and Batu Hijau and Minahasa in 2004
(2) Central Asia/Europe includes Zarafshan (Uzbekistan) in 2005 and Zarafshan (Uzbekistan) and Ovacik (Turkey) in 2004

                                              Indonesia(1)                 Central Asia(2)                   Total
                                      ---------------------------   ---------------------------   ---------------------------
Six months ended June 30,                 2005           2004           2005           2004           2005           2004
-----------------------------------   ------------   ------------   ------------   ------------   ------------   ------------
Gold Summary
  Ounces sold (000)                          250.3          350.9           64.1          200.2        4,003.1        4,336.1
  Equity ounces sold (000)                   132.4          217.4           64.1          200.2        3,087.8        3,450.7

  Cost applicable to
   sales (in millions)                $         42   $         55   $         14   $         34   $        966   $        964
  Cost applicable to
   sales per ounce                    $        167   $        154   $        216   $        169   $        241   $        222

  Depreciation and
   amortization (in
   millions)                          $         14   $         15   $          4   $         16   $        249   $        280
  Depreciation and
   amortization
   per ounce                          $         60   $         45   $         71   $         78   $         63   $         65

  Average realized
   price per ounce                                                                                $        423   $        404

(1)  Indonesia includes Batu Hijau in 2005 and Batu Hijau and Minahasa in 2004
(2) Central Asia/Europe includes Zarafshan (Uzbekistan) in 2005 and Zarafshan (Uzbekistan) and Ovacik (Turkey) in 2004

                                       Three months ended             Six months ended
                                            June 30,                      June 30,
                                   ---------------------------   ---------------------------
Copper Summary                         2005           2004           2005           2004
--------------------------------   ------------   ------------   ------------   ------------
Pounds sold (000)                       154,001        189,952        254,089        321,185
Equity pounds sold (000)                 81,428        106,848        134,350        180,667

Cost applicable to sales
 (in millions)                     $         69   $         72   $        140   $        136
Cost applicable to sales
 per pound                         $       0.45   $       0.38   $       0.55   $       0.43

Depreciation and amortization
 (in millions)                     $         20   $         22   $         46   $         43
Depreciation and amortization
 per pound                         $       0.13   $       0.11   $       0.18   $       0.13

Average realized price per pound   $       1.31   $       1.06   $       1.32   $       1.24

GOLD PRODUCTION -- AMERICAS

                                            Nevada                          Canada (1)                    La Herradura
                                 -----------------------------     ----------------------------    ---------------------------
Three months ended June 30,          2005             2004             2005            2004            2005           2004
------------------------------   ------------     ------------     ------------    ------------    ------------   ------------
Tons Mined (000 dry
 short tons):
   Open-Pit                            51,449           52,026              n/a             n/a           3,625          2,888
   Underground                            416              375              274             256             n/a            n/a
Tons Milled/Processed (000):
   Oxide                                1,373              975              281             263             n/a            n/a
   Refractory                           2,318            2,262              n/a             n/a             n/a            n/a
   Leach                                5,724            5,583              n/a             n/a           1,023          1,126
Average Ore Grade (oz/ ton):
   Oxide                                0.106            0.125            0.221           0.224             n/a            n/a
   Refractory                           0.185            0.189              n/a             n/a             n/a            n/a
   Leach                                0.024            0.022              n/a             n/a           0.027          0.027
Average Mill Recovery Rate:
   Oxide                                 76.4%            81.5%            95.2%           94.0%            n/a            n/a
   Refractory                            90.9%            90.3%             n/a             n/a             n/a            n/a
Ounces Produced (000):                  592.6            566.7             59.0            55.4            21.6           18.2
Ounces Sold (000):                      606.5            585.3             58.6            55.3            21.6           18.2
Equity Ounces Produced (000):
   Oxide                                103.4            100.4             59.0            55.4             n/a            n/a
   Refractory                           339.2            361.9              n/a             n/a             n/a            n/a
   Leach                                112.9             79.1              n/a             n/a            21.6           18.2
   Total                                555.5            541.4             59.0            55.4            21.6           18.2
Equity Ounces Sold (000)                569.4            560.0             58.6            55.3            21.6           18.2

Production Costs Per Ounce:
  Direct mining and
   production costs              $        340     $        310     $        321    $        312    $        168   $        164
  Capitalized mining
   and other                              (37)             (41)               2               2             (25)             5
  Royalties and production
   taxes                                    9                6                2               4              --             --
  Reclamation and mine
   closure costs                            3                2                3               1               1              1
  Costs applicable to
   sales                                  315              277              328             319             144            170
  Depreciation and
   amortization                            50               54              101              88              50             34
  Total production
   costs                         $        365     $        331     $        429    $        407    $        194   $        204

(1)  Includes Golden Giant and Holloway

                                             Yanacocha, Peru               Kori Kollo, Bolivia
                                       ----------------------------    ---------------------------
Three months ended June 30,                2005            2004            2005           2004
------------------------------------   ------------    ------------    ------------   ------------
Tons Mined (000 dry short tons):
   Open-Pit                                  57,246          51,926             n/a            n/a
   Underground                                  n/a             n/a             n/a            n/a
Tons Milled/Processed (000):
   Oxide                                        n/a             n/a             n/a            n/a
   Refractory                                   n/a             n/a             n/a            n/a
   Leach                                     35,558          37,358             n/a            n/a
Average Ore Grade (oz/ ton):
   Oxide                                        n/a             n/a             n/a            n/a
   Refractory                                   n/a             n/a             n/a            n/a
   Leach                                      0.025           0.021             n/a            n/a
Average Mill Recovery Rate:
   Oxide                                        n/a             n/a             n/a            n/a
   Refractory                                   n/a             n/a             n/a            n/a
Ounces Produced (000):                        709.2           612.0             8.7            6.9
Ounces Sold (000):                            722.3           618.7             7.8            6.4
Equity Ounces Produced (000):
   Oxide                                        n/a             n/a             n/a            n/a
   Refractory                                   n/a             n/a             n/a            n/a
   Leach                                      364.2           314.3             7.7            6.0
   Total                                      364.2           314.3             7.7            6.0
Equity Ounces Sold (000)                      370.9           317.7             6.9            5.6

Production Costs Per Ounce:
  Direct mining and production costs   $        159    $        157    $        236   $        296
  Capitalized mining and other                   (8)             (6)            (20)           364
  Royalties and production taxes                  3               2              18             17
  Reclamation and mine closure costs              2               2              42             41
  Costs applicable to sales                     156             155             276            718
  Depreciation and amortization                  71              77              23             86
  Total production costs               $        227    $        232    $        299   $        804

(1)  Includes Golden Giant and Holloway

                                            Nevada                          Canada (1)                    La Herradura
                                 -----------------------------     ----------------------------    ---------------------------
Six months ended June 30,            2005             2004             2005            2004            2005           2004
------------------------------   ------------     ------------     ------------    ------------    ------------   ------------
Tons Mined (000 dry
 short tons):
   Open-Pit                           103,199          100,447              n/a             n/a           6,379          5,516
   Underground                            856              758              546             526             n/a            n/a
Tons Milled/Processed (000):
   Oxide                                2,675            2,042              552             526             n/a            n/a
   Refractory                           4,606            4,354              n/a             n/a             n/a            n/a
   Leach                               11,062            9,076              n/a             n/a           1,909          2,114
Average Ore Grade
 (oz/ ton):
   Oxide                                0.106            0.139            0.218           0.245             n/a            n/a
   Refractory                           0.189            0.190              n/a             n/a             n/a            n/a
   Leach                                0.025            0.023              n/a             n/a           0.030          0.026
Average Mill Recovery
 Rate:
   Oxide                                 74.6%            78.7%            94.9%           94.5%            n/a            n/a
   Refractory                            90.3%            90.6%             n/a             n/a             n/a            n/a
Ounces Produced
 (000):                               1,168.4          1,159.1            117.1           124.3            40.5           35.5
Ounces Sold (000):                    1,195.1          1,237.9            116.5           127.3            40.5           35.5
Equity Ounces
 Produced (000):
   Oxide                                207.4            226.5            117.1           124.3             n/a            n/a
   Refractory                           701.6            703.2              n/a             n/a             n/a            n/a
   Leach                                191.2            169.0              n/a             n/a            40.5           35.5
   Total                              1,100.2          1,098.7            117.1           124.3            40.5           35.5
Equity Ounces Sold (000)              1,126.9          1,177.5            116.5           127.3            40.5           35.5

Production Costs
 Per Ounce:
  Direct mining and
   production costs              $        334     $        317     $        351    $        283    $        187   $        145
  Capitalized mining
   and other                              (34)             (39)               1               2             (16)             1
  Royalties and production
   taxes                                    9                7                2               3              --             --
  Reclamation and mine
   closure costs                            3                2                3               1               2              1
  Costs applicable to
   sales                                  312              287              357             289             173            147
  Depreciation and
   amortization                            50               54               99              78              55             63
  Total production costs         $        362     $        341     $        456    $        367    $        228   $        210

(1)  Includes Golden Giant and Holloway

                                                                         Kori Kollo,
                                             Yanacocha, Peru               Bolivia
                                         -----------------------   -----------------------
Six months ended June 30,                   2005         2004         2005         2004
--------------------------------------   ----------   ----------   ----------   ----------
Tons Mined (000 dry short tons):
   Open-Pit                                 102,984       98,036          n/a          n/a
   Underground                                  n/a          n/a          n/a          n/a
Tons Milled/Processed (000):
   Oxide                                        n/a          n/a          n/a          n/a
   Refractory                                   n/a          n/a          n/a          n/a
   Leach                                     61,759       65,166          n/a          n/a
Average Ore Grade (oz/ ton):
   Oxide                                        n/a          n/a          n/a          n/a
   Refractory                                   n/a          n/a          n/a          n/a
   Leach                                      0.026        0.021          n/a          n/a
Average Mill Recovery Rate:
   Oxide                                        n/a          n/a          n/a          n/a
   Refractory                                   n/a          n/a          n/a          n/a
Ounces Produced (000):                      1,505.1      1,415.6         15.7         14.5
Ounces Sold (000):                          1,495.2      1,417.7         14.8         14.6
Equity Ounces Produced (000):
   Oxide                                        n/a          n/a          n/a          n/a
   Refractory                                   n/a          n/a          n/a          n/a
   Leach                                      772.9        726.9         13.8         12.8
   Total                                      772.9        726.9         13.8         12.8
 Equity Ounces Sold (000)                     767.8        728.0         13.0         12.8

 Production Costs Per Ounce:
  Direct mining and production costs     $      152   $      148   $      235   $      276
  Capitalized mining and other                   (8)          (5)         (21)         153
  Royalties and production taxes                  3            2           18           16
  Reclamation and mine closure costs              2            2           44           36
  Costs applicable to sales                     149          147          276          481
  Depreciation and amortization                  66           72           29          110
  Total production costs                 $      215   $      219   $      305   $      591

(1)  Includes Golden Giant and Holloway

GOLD PRODUCTION -- AUSTRALIA/NEW ZEALAND

                                       Pajingo              Yandal (1)              Tanami
                                 -------------------   -------------------   -------------------
Three months ended June 30,        2005       2004       2005       2004       2005       2004
------------------------------   --------   --------   --------   --------   --------   --------
Tons Mined (000 dry
 short tons)                          144        136      4,059      1,948        465      4,687
Tons Milled/Processed (000)           165        207        626        659      1,196      1,116
Average Ore Grade
 (oz/ton)                           0.287      0.224      0.132      0.110      0.110      0.140
Average Mill Recovery Rate           96.5%      96.2%      92.3%      92.0%      94.0%      94.7%
Ounces Produced (000)                44.0       47.2       78.0       69.3      127.5      152.3
Ounces Sold (000)                    42.8       48.6       78.2       72.0      126.7      158.9
Equity Ounces Produced (000)         44.0       47.2       78.0       69.3      127.5      152.3
Equity Ounces Sold (000)             42.8       48.6       78.2       72.0      126.7      158.9

Production Costs Per Ounce:
  Direct mining and
   production costs              $    332   $    288   $    367   $    335   $    320   $    239
  Capitalized mining
   and other                           (8)         4         16          2          6         18
  Royalties and production
   taxes                               12          9         12          8         17         21
  Reclamation and mine
   closure costs                        2          2          5          4          3          2
  Costs applicable to sales           338        303        400        349        346        280
  Depreciation and
   amortization                       132        126         76         61         67         63
  Total production costs         $    470   $    429   $    476   $    410   $    413   $    343

(1)  2005 includes Jundee. 2004 includes Jundee and Bronzewing.

                                                  Kalgoorlie                    Martha
                                         -------------------------    -------------------------
Three months ended June 30,                 2005           2004          2005           2004
--------------------------------------   ----------     ----------    ----------     ----------
Tons Mined (000 dry short tons)              11,396         11,615           501          1,229
Tons Milled/Processed (000)                   1,897          1,833           313            343
Average Ore Grade (oz/ton)                    0.069          0.066         0.160          0.103
Average Mill Recovery Rate                     85.7%          85.3%         92.4%          90.8%
Ounces Produced (000)                          95.8           98.9          46.4           30.5
Ounces Sold (000)                              93.1           98.5          46.5           30.1
Equity Ounces Produced (000)                   95.8           98.9          46.4           30.5
Equity Ounces Sold (000)                       93.1           98.5          46.5           30.1

Production Costs Per Ounce:
  Direct mining and production costs     $      328     $      307    $      207     $      299
  Capitalized mining and other                   (2)             2           (59)           (93)
  Royalties and production taxes                 13             10            --             --
  Reclamation and mine closure costs              3              4             2              3
  Costs applicable to sales                     342            323           150            209
  Depreciation and amortization                  37             40            93            108
  Total production costs                 $      379     $      363    $      243     $      317

(1)  2005 includes Jundee. 2004 includes Jundee and Bronzewing.

                                        Pajingo                  Yandal(1)                Tanami
                                 ---------------------     --------------------    --------------------
Six months ended June 30,          2005         2004         2005        2004        2005        2004
------------------------------   --------     --------     --------    --------    --------    --------
Tons Mined (000 dry
 short tons)                          321          310        6,036       4,583         996       8,430
Tons Milled/Processed (000)           333          392        1,261       1,560       2,328       2,211
Average Ore Grade (oz/ton)          0.273        0.280        0.139       0.124       0.120       0.150
Average Mill Recovery Rate           96.7%        96.2%        92.7%       92.8%       94.6%       95.3%
Ounces Produced (000)                87.9        113.3        166.1       188.2       268.3       317.7
Ounces Sold (000)                    86.7        123.8        166.1       213.1       273.6       342.0
Equity Ounces Produced (000)         87.9        113.3        166.1       188.2       268.3       317.7
Equity Ounces Sold (000)             86.7        123.8        166.1       213.1       273.6       342.0

Production Costs Per Ounce:
  Direct mining and
   production costs              $    334     $    228     $    342    $    261    $    290    $    236
  Capitalized mining
   and other                           (7)          (3)          12           1           5          15
  Royalties and production
   taxes                               14           11           11           8          18          23
  Reclamation and mine
   closure costs                        2            1            4           5           3           2
  Costs applicable to sales           343          237          369         275         316         276
  Depreciation and
   amortization                       135          123           75          78          64          59
  Total production costs         $    478     $    360     $    444    $    353    $    380    $    335

(1)  2005 includes Jundee. 2004 includes Jundee and Bronzewing.

                                                Kalgoorlie                      Martha
                                         ------------------------     -------------------------
Six months ended June 30,                   2005          2004           2005           2004
--------------------------------------   ----------    ----------     ----------     ----------
Tons Mined (000 dry short tons)              21,793        23,479            959          2,374
Tons Milled/Processed (000)                   3,726         3,433            644            712
Average Ore Grade (oz/ton)                    0.073         0.069          0.154          0.084
Average Mill Recovery Rate                     87.2%         86.3%          92.7%          90.6%
Ounces Produced (000)                         212.4         204.7           91.5           52.6
Ounces Sold (000)                             209.6         220.4           90.6           52.7
Equity Ounces Produced (000)                  212.4         204.7           91.5           52.6
Equity Ounces Sold (000)                      209.6         220.4           90.6           52.7

Production Costs Per Ounce:
  Direct mining and production costs     $      307    $      302     $      211     $      352
  Capitalized mining and other                   10            (3)           (55)          (127)
  Royalties and production taxes                 12             9             --             --
  Reclamation and mine closure costs              3             4              2              4
  Costs applicable to sales                     332           312            158            229
  Depreciation and amortization                  38            34            100            119
  Total production costs                 $      370    $      346     $      258     $      348

(1)  2005 includes Jundee. 2004 includes Jundee and Bronzewing.

GOLD PRODUCTION -- OTHER

                                                 Batu Hijau,                 Minahasa,
                                                  Indonesia                  Indonesia
                                         -------------------------    -----------------------
Three months ended June 30,                 2005           2004          2005         2004
--------------------------------------   ----------     ----------    ----------   ----------
Tons Mined (000 dry short tons)              58,785         54,393           n/a          n/a
Tons Milled/Processed (000):
  Leach                                         n/a            n/a           n/a          n/a
  Mill                                       12,301         13,528           n/a          170
Average Ore Grade (oz/ton)                    0.019          0.019           n/a        0.158
Average Mill Recovery Rate                     80.2%          79.4%          n/a         90.1%
Ounces Produced (000)                         183.8          204.8            --         24.5
Ounces Sold (000)                             174.9          197.6            --         25.1
Equity Ounces Produced (000)                   97.2          115.2            --         23.0
Equity Ounces Sold (000)                       92.5          111.2            --         23.6

Production Costs Per Ounce:
 Direct mining and production costs      $      142     $       99           n/a   $      308
 Capitalized mining and other                    (5)            18           n/a           11
 Royalties and production taxes                  10              8           n/a           (9)
 Reclamation and mine closure costs               2              1           n/a           (6)
 Costs applicable to sales                      149            126           n/a          304
 Depreciation and amortization                   50             42           n/a            5
 Total production costs                  $      199     $      168           n/a   $      309

                                                Zarafshan,                 Ovacik,
                                                Uzbekistan                 Turkey
                                         -----------------------   -----------------------
Three months ended June 30,                 2005         2004         2005         2004
--------------------------------------   ----------   ----------   ----------   ----------
Tons Mined (000 dry short tons)                 n/a          n/a          n/a        2,092
Tons Milled/Processed (000):
  Leach                                       2,007        1,965          n/a          n/a
  Mill                                          n/a          n/a          n/a          125
Average Ore Grade (oz/ton)                    0.032        0.045          n/a        0.347
Average Mill Recovery Rate                      n/a          n/a          n/a         95.5%
Ounces Produced (000)                          29.7         60.7           --         41.1
Ounces Sold (000)                              29.8         68.9           --         69.5
Equity Ounces Produced (000)                   29.7         60.7           --         41.1
Equity Ounces Sold (000)                       29.8         68.9           --         69.5

Production Costs Per Ounce:
 Direct mining and production costs      $      229   $      143          n/a   $      192
 Capitalized mining and other                     4            2          n/a          (11)
 Royalties and production taxes                  --           --          n/a           13
 Reclamation and mine closure costs               2            1          n/a            1
 Costs applicable to sales                      235          146          n/a          195
 Depreciation and amortization                   74           45          n/a          125
 Total production costs                  $      309   $      191          n/a   $      320

                                                 Batu Hijau,                  Minahasa,
                                                 Indonesia                    Indonesia
                                         -------------------------    -----------------------
Six months ended June 30,                   2005           2004          2005         2004
--------------------------------------   ----------     ----------    ----------   ----------
Tons Mined (000 dry short tons)             118,983        112,313           n/a          n/a
Tons Milled/Processed (000):
   Leach                                        n/a            n/a           n/a          n/a
   Mill                                      24,589         26,606           n/a          336
Average Ore Grade (oz/ton)                    0.013          0.014           n/a        0.155
Average Mill Recovery Rate                     78.7%          79.2%          n/a         90.1%
Ounces Produced (000)                         258.1          299.9            --         46.8
Ounces Sold (000)                             250.3          297.9            --         53.0
Equity Ounces Produced (000)                  136.5          168.7            --         44.0
Equity Ounces Sold (000)                      132.4          167.6            --         49.8

Production Costs Per Ounce:
  Direct mining and production costs     $      178     $       99           n/a   $      302
  Capitalized mining and other                  (22)            18           n/a            6
  Royalties and production taxes                  9              8           n/a           --
  Reclamation and mine closure costs              2              2           n/a           --
  Costs applicable to sales                     167            127           n/a          308
  Depreciation and amortization                  60             42           n/a           53
  Total production costs                 $      227     $      169           n/a   $      361

                                                  Zarafshan,                  Ovacik,
                                                  Uzbekistan                  Turkey
                                           -----------------------   -----------------------
Six months ended June 30,                     2005         2004         2005         2004
----------------------------------------   ----------   ----------   ----------   ----------
Tons Mined (000 dry short tons)                   n/a          n/a          n/a        3,573
Tons Milled/Processed (000):
   Leach                                        3,670        3,944          n/a          n/a
   Mill                                           n/a          n/a          n/a          241
Average Ore Grade (oz/ton)                      0.033        0.046          n/a        0.311
Average Mill Recovery Rate                        n/a          n/a          n/a         95.0%
Ounces Produced (000)                            63.9        121.8           --         71.1
Ounces Sold (000)                                64.1        124.8           --         75.4
Equity Ounces Produced (000)                     63.9        121.8           --         71.1
Equity Ounces Sold (000)                         64.1        124.8           --         75.4

Production Costs Per Ounce:
  Direct mining and production costs       $      212   $      145          n/a   $      208
  Capitalized mining and other                      2            2          n/a          (20)
  Royalties and production taxes                   --           --          n/a           14
  Reclamation and mine closure costs                2            1          n/a            2
  Costs applicable to sales                       216          148          n/a          204
  Depreciation and amortization                    71           47          n/a          131
  Total production costs                   $      287   $      195          n/a   $      335

BASE METAL SUMMARY -- BATU HIJAU

                                              Three months ended         Six months ended
                                                   June 30,                  June 30,
                                           -----------------------   -----------------------
Batu Hijau                                    2005         2004         2005         2004
----------------------------------------   ----------   ----------   ----------   ----------
Total tons mined (000)                         58,785       54,393      118,983      112,313
Dry tons processed (000)                       12,301       13,528       24,589       26,606
Average copper grade                             0.75%        0.82%        0.64%        0.73%
Average recovery rate                            89.0%        90.4%        84.6%        88.3%
Copper produced (000 lbs)                     162,909      200,735      266,032      341,804
Copper sold (000 lbs)                         154,001      189,952      254,089      321,185
Equity copper produced (000 lbs)               86,138      112,913      140,665      192,265
Equity copper sold (000 lbs)                   81,428      106,848      134,350      180,667

Production Costs Per Pound:
  Direct mining and production costs       $     0.36   $     0.28   $     0.55   $     0.31
  Capitalized mining and other                   0.07         0.07        (0.03)        0.10
  Royalties and production taxes                 0.02         0.03         0.02         0.02
  Reclamation and mine closure costs               --           --         0.01           --
  Costs applicable to sales                      0.45         0.38         0.55         0.43
  Depreciation and amortization                  0.13         0.11         0.18         0.13
  Total production costs                   $     0.58   $     0.49   $     0.73   $     0.56

Smelting and refining (in millions)        $       38   $       26   $       62   $       57

                   GOLD HEDGE POSITION -- AS OF JUNE 30, 2005
                   CURRENT MATURITY SUMMARY(1)(3) (000 OUNCES)

                         Gold Put Option         Price Capped
                            Contracts             Contracts
                       -------------------   -------------------
       Years              Ozs     Price(2)      Ozs     Price(2)
--------------------   --------   --------   --------   --------
       2005                 108   $    292        300   $    350
       2006                 100   $    338         --         --
       2007                  20   $    397         --         --
       2008                  --         --      1,000   $    384
       2009                  --         --        600   $    381
       2010                  --         --         --         --
       2011                  --         --        250   $    392
  Total/Average             228   $    321      2,150   $    379

    The mark-to-market value of the gold put option contracts was negative $6 million at June 30, 2005. Newmont has established a policy in which it will, at specified gold prices, purchase derivative contracts to offset legacy hedge positions.

    Notes:
     (1) For more detailed descriptions, definitions and explanations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 15, 2005 and Form 10-Q for the quarter ended March 31, 2005 filed on April 29, 2005.

     (2) Prices quoted are gross contract prices, which represent the gross cash flow per ounce of each contract. Not included in these prices are the additional cash outflows associated with borrowing gold over the life of the contract where the contracts are floating in nature. The rate at which gold is borrowed is determined over the life of the contract based on the prevailing market gold lease rate for the time period that the borrowing is fixed. The borrowing can be fixed for varying periods over the life of the contract.

     (3) In addition to the gold hedge positions shown in the table above, the Company entered into a prepaid forward gold sales contract in July 1999, which is reflected as debt on the Company's consolidated balance sheets. Under the prepaid forward gold sales contract, the Company delivered its first of three annual installments of 161,111 ounces of gold in June 2005. For more detailed descriptions, definitions and explanations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 15, 2005.

    The Company's second quarter earnings conference call and web cast presentation will be held on July 27, 2005 beginning at 4:00 p.m. Eastern Time (2:00 p.m. Mountain Time). To participate:

       Dial-In Number:  (210) 234-8000
       Leader:          Randy Engel
       Password:        Newmont

    The conference call will also be simultaneously carried on our web site at www.newmont.com under Investor Information/Presentations and will be archived there for a limited time.

       Investor Contacts
       Randy Engel
       Telephone: (303) 837-6033
       Email: randy.engel@newmont.com

       Jennifer Van Dinter
       Telephone: (303) 837-5165
       Email: jennifer.vandinter@newmont.com

       Media Contact
       Heatheryn Higgins
       Telephone: (303) 837-5248
       Email:  heatheryn.higgins@newmont.com

    Cautionary Statement
    This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future gold and other metals production and sales; (ii) estimates of future costs applicable to sales; (iii) estimates of future capital expenditures, expenses and tax rates; (iv) estimates regarding timing of future production or closure activities; (v) statements regarding future exploration results and the replacement of reserves; (vi) statements regarding future asset sales or rationalization efforts; and (vii) estimates of future royalty revenues. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's 2004 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SOURCE  Newmont Mining Corporation
    -0-                             07/27/2005
    /CONTACT: Investors, Randy Engel, +1-303-837-6033, randy.engel@newmont.com, or Jennifer Van Dinter, +1-303-837-5165, jennifer.vandinter@newmont.com, or Media, Heatheryn Higgins, +1-303-837-5248, heatheryn.higgins@newmont.com, all of Newmont Mining Corporation/
    /Web site:  http://www.newmont.com